UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007

JAKE’S TRUCKING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50057                                                 98-0461476
(Commission File Number)                                  (I.R.S. Employer
                                                                  Identification No.)

505-8840-210th Street  Suite# 317 Langley, BC. V1M 2Y2, Canada
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: 604-790-1641

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On September 1, 2007,  Jake’s Trucking International, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger  Agreement") with Jake’s Acquisition Corp., to-be-formed wholly- owned  subsidiary  of the Company  ("Merger  Sub"),  and Indie MV Media, Inc.  ("Indie"), which is included as Exhibit 2.1 to this Current Report  on Form  8-K.  Pursuant  to the  terms  of the  Merger  Agreement,  upon satisfaction  or waiver of the  conditions  contained  therein,  Indie will be merged with and into Merger Sub (the  "Merger").  In addition, Company CEO Michael W. Quesnel must return his 5,000,000 common shares of the Company to the Company in exchange for 100% of the issued and outstanding shares of the Company’s wholly-owned British Columbia subsidiary Jake’s Trucking International, Inc., a BC corporation.   As a result, the Company will acquire  100% of the issued and  outstanding  common  stock of Indie,  and the holders  of Indie  common  stock will  receive  shares of common  stock of the Company which, upon their issuance,  would be equal to 40.00% of the issued and outstanding  shares of common stock of the Company.

In  connection  with the Merger,  the Company has agreed to effect,  immediately prior to the Merger, a 10-for-1 forward stock split of the Company's common stock (the "Forward  Stock  Split").  Immediately  following  the Merger,  the Company expects  to  have  approximately   44,000,000  shares   outstanding,   of  which approximately 26,400,000 shares will be held by the Company's current shareholders and  approximately  17,600,000  shares will be held by Indie’s shareholders.

In addition, the Company has agreed to issue a share bonus (the “Share Bonus”) to the stockholders of Indie existing immediately prior to the Merger, with the Share Bonus being triggered when the Company achieves a milestone of 250,000 unique users and the Share Bonus shall be equal to that number of shares which will increase the shareholdings of the stockholders of Indie existing immediately prior to the Merger to 60% of the Company’s outstanding common stock as at the date the 250,000 unique user milestone is achieved.

In addition,  under the agreements,  the parties have made customary  covenants, including  among  others,  not to  solicit,  initiate,  knowingly  encourage  or facilitate proposals relating to alternative  acquisition  proposals.  Following the  consummation  of the Merger,  it is  anticipated  that the current director and officer  of the Company will resign and the directors and officers of  Indie will  become the  directors  and  management  of the  Company.  In  addition,  the  Company  intends  to  change  its   name to Indie MV Media, Inc. following the consummation of the transactions described herein.

The  foregoing  description  of the  Merger  Agreement  and the  Stock  Purchase Agreement  does not purport to be complete  and is  qualified in its entirety by reference to the Merger  Agreement,  a copy of which is attached as Exhibit 2.1 to this Current  Report on Form 8-K and incorporated  herein by  reference.  The agreement has been included  to provide  investors  and  security  holders  with  information regarding  its terms.  It is not intended to provide any other factual information about the Company or Indie. The agreements contain representations and warranties that the parties to the agreement made to and solely for the benefit of each other.  Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the agreements.   Moreover,  information  concerning  the  subject  matter  of  such representations  and  warranties  may change  after the date of the  agreements, which subsequent  information may or may not be fully reflected in the Company's public disclosures.

About Indie

Indie MV Media, Inc. is in the process of developing a social networking website focused around the creation and sharing of music videos focused on the independent musician.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant

Upon the closing of the transactions described under Item 1.01 of this report, a change in control of the Company will occur.

Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors; Appointment of Principal Officers

The Company  intends to appoint new  officers  and  directors as a result of the transaction described in Item 1.02 of this current report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

     (d)     Exhibits

     2.1   AGREEMENT AND PLAN OF MERGER, dated as of September 1, 2007 (this "Agreement"), by and among Jake’s Trucking International,   Inc., a Nevada corporation ("JTI"), Jake’s Acquisition Corp., a to-be-formed Nevada corporation and wholly-owned subsidiary of JTI ("Merger Sub"), and Indie MV Media, Inc., a British Columbia corporation ("IMV").

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused  this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 10, 2007                                               Jake’s Trucking International, Inc.

                                                                                          By:  /s/ Michael W. Quesnel
                                                                                                 Michael W. Quesnel, CEO